Master Lease Agreement

Lessor:   SPAR Marketing Services, Inc.    Lessee:  SPAR Canada Company

Address:  580 White Plains Road            Address: 1100 Shephard Avenue West,
          Tarrytown, NY 10591                       Suite 360
                                                    Toronto, ON  M3K2B3


                          TERMS AND CONDITIONS OF LEASE

The undersigned Lessee hereby requests Lessor to purchase the personal property described in any Equipment Schedule hereunder (herein called "Equipment") from the supplier(s) listed in any Equipment Schedule hereunder (herein called "Vendor" and/or "Manufacturer", as applicable) and to lease the Equipment to Lessee on the terms and conditions of the lease set forth below.

Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Equipment, all upon the terms and provisions and subject to the conditions set forth in this Master Lease Agreement (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein, this "Lease").

In consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged by the parties), the parties hereto hereby agree as follows:

1. NO WARRANTIES BY LESSOR. Lessee has selected the Equipment and may have entered into certain purchase, licensing, or maintenance agreements with the Vendor and/or Manufacturer (herein referred to as an "Acquisition Agreement") covering the Equipment as further described in Paragraph 25 hereof. If Lessee has entered into any Acquisition Agreement, each agreement shall provide for certain rights and obligations of the party thereto with respect to the Equipment, and Lessee shall perform all of the obligations set forth in each Acquisition Agreement as if this Lease did not exist. LESSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESSES FOR ANY PARTICULAR PURPOSE, AND, AS TO LESSOR, LESSEE LEASES THE EQUIPMENT "AS IS" AND "WHERE IS". LESSOR SHALL HAVE NO LIABILITY FOR ANY LOSS, DAMAGE OR EXPENSE OF ANY KIND WHATSOEVER RELATING THERETO, INCLUDING (WITHOUT LIMITATION) ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSQUENTIAL DAMAGES OF ANY CHARACTER.

2. CLAIMS AGAINST VENDOR AND/OR MANUFACTURER. If the Equipment is not properly installed, does not operate as represented or warranted by Vendor and/or Manufacturer, or is unsatisfactory for any reason, Lessee shall make any claim on account thereof solely against Vendor and/or Manufacturer pursuant to the Acquisition Agreement, if any, and shall, nevertheless, pay Lessor all rent payable under this Lease. All warranties from Vendor and/or Manufacturer are, to the extent they are assignable, hereby assigned to Lessee for the term of this Lease or until an Event of Default occurs hereunder, for Lessee's exercise at Lessee's expense. Lessee may directly inquire with Vendor and/or Manufacturer to receive an accurate and complete statement of such warranties, including any disclaimers or limitations of such warranties or of any remedies with respect thereto.

3. VENDOR NOT AN AGENT. Lessee understands and agrees that neither Vendor, nor any sales representative or other agent of Vendor, is an agent of Lessor. Sales representatives or agents of Vendor, and persons that are not employed by Lessor (including brokers and agents) are not authorized to waive or alter any term or condition of this Lease, and no representation as to the Equipment or any other matter by Vendor or any other person that is not employed by Lessor (including brokers or agents) shall in any way affect Lessee's duty to pay the rent and perform its other obligations as set forth in this Lease.

4. NON-CANCELLABLE LEASE. This Lease and any Equipment Schedule hereto cannot be cancelled or terminated except as expressly provided herein. Lessee agrees that its obligation to pay all rent and other sums payable hereunder and the rights of Lessor in and to such rent are absolute and unconditional and are not subject to any abatement, reduction, setoff, defense, counterclaim or recoupment due or alleged to be due to, or by reason of, any past, present or future claims which Lessee may have against Lessor, any assignee, any Manufacturer or Vendor, or against any person for any reason whatsoever.

5. ORDERING EQUIPMENT. Lessee shall arrange for delivery of the Equipment so that it can be accepted in accordance with Paragraph 6 hereof within 90 days after the date on which Lessor accepts Lessee's offer to enter into this Lease with respect to any Equipment Schedule or by such other date as may be set forth in


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         an  Equipment  Schedule  or  Approval  Letter  issued  by Lessor as the
         Approval Expiration Date. Unless otherwise specified on the Equipment Schedule, Lessee shall be responsible for all transportation, packing,
         installation,   testing  and  other  charges  in  connection  with  the
         delivery,   installation  and  use  of  the  Equipment.  Lessee  hereby authorizes  Lessor to insert in any  Equipment  Schedule  hereunder the
         serial  numbers  and  other   identification  data  of  Equipment  when
         determined by Lessor.

6. ACCEPTANCE. Lessee acknowledges that for purposes of receiving or accepting the Equipment from Vendor, Lessee is acting on Lessor's behalf. Upon delivery of the Equipment to Lessee and Lessee's inspection thereof, Lessee shall furnish Lessor a written statement (a) acknowledging receipt of the Equipment in good condition and repair and
         (b) accepting it as satisfactory in all respects for the purposes of this Lease (the "Certificate of Acceptance"). Unless otherwise set forth in the applicable Equipment Schedule, the first day of the month following receipt and acceptance of the Equipment covered by an Equipment Schedule shall be the Rent Commencement Date therefor. However, should Lessee have a previous lease with Lessor which is active at the time of acceptance of the Equipment under the Equipment Schedule and said lease and the current Equipment Schedule hereunder shall have the same invoice address then the Rent Commencement Date shall occur in the month immediately following acceptance of the Equipment on the rent payment due date established with Lessee for said previous active lease. Lessor is authorized to fill in on any Equipment Schedule hereunder the Rent Commencement Date in accordance with the foregoing.

7. TERMINATION BY LESSOR. If, by the Approval Expiration Date, the Equipment described in any Equipment Schedule has not been delivered to Lessee and accepted by Lessee as provided in Paragraph 6 hereof, or if other conditions of Lessor's Approval Letter, if any, have not been met, then Lessor may, at its option, terminate this Lease and its obligations hereunder with respect to such Equipment Schedule at any time after the expiration of such 90 days or any date after the Approval Expiration Date, as applicable. Lessor shall give Lessee written notice whether or not it elects to exercise such option within 10 days after Lessor's receipt of Lessee's written request for such notice.

8. TERM. The term of this Lease shall be comprised of an Interim Term and an Initial Term. The Interim Term shall commence on the date the Certificate of Acceptance is executed by Lessee (the "Acceptance Date") and terminate on the Rent Commencement Date. The Initial Term of this Lease shall begin on the Rent Commencement Date, and shall terminate on the later of (i) the last day of the last month of the Initial Term (as that Term is set forth in the applicable Equipment Schedule hereto) or
         (ii) the date Lessee fulfills all Lessee's obligations hereunder.

9. RENTAL. The rental amount payable to Lessor by Lessee for the Equipment will be set forth in the Equipment Schedule(s) ("Rental Amount). As the first rent payment for the Equipment, Lessee shall pay Lessor in immediately available funds on the Rent Commencement Date the sum of,
         (i) the Rental Amount, and (ii) Interim Rent in an amount equal to 1/3Oth of the Rental Amount times the number of days from and including the Acceptance Date through but excluding the Rent Commencement Date, and subsequent rent payments shall be due on the same day of each calendar period as indicated on the Equipment Schedule for the balance of the Initial Term. Rent payments shall be due whether or not Lessee has received any notice that such payments are due. All rent payments shall be paid to Lessor at its address set forth above or as otherwise directed by Lessor in writing.

10. RENEWAL If no default shall have occurred and be continuing, Lessee shall be entitled to renew this Lease with respect to all, but not less than all, of the Equipment covered by an Equipment Schedule for a minimum 12 month period at an amount equal to the fair market rental value thereof, in use and operational, in the condition required by this Lease, payable on a periodic basis, as mutually agreed by Lessor and Lessee ("Renewal Rent). Lessee must give Lessor written notice of its intention to exercise said option, which notice must be received by Lessor at least 90 days before expiration of the Initial Term. The first installment of the Renewal Rent shall be due at expiration of the Initial Term of this Lease. Should Lessee fail to comply with the provisions described above covering renewal, upon expiration of the Initial Term, the term of this Lease shall be automatically extended for a term of 3 months. Thereafter, the term of this Lease will be extended for subsequent full month periods, on a month to month basis, until Lessee has given at least 90 days written notice terminating this Lease. Such termination will take effect upon completion of all Lessee's obligations under this Lease (including payment of all periodic rental payments due during such 90 day period, as provided in Paragraph 9 of this Lease). At any time after the expiration of the Initial Term, if this Lease has been automatically extended as set forth herein, Lessor reserves the right to terminate this Lease by 30 days written notice to Lessee.

11. LOCATION; INSPECTION; LABELS. The Equipment shall be delivered to and shall not be removed without Lessor's prior written consent from the "Equipment Location" shown on the related Equipment Schedule, or if none is specified, Lessee's billing address shown above. Lessor shall have the right to inspect the Equipment at any reasonable time. If Lessor supplies Lessee with labels stating that the Equipment is owned by Lessor, Lessee shall affix such labels to and keep them in a prominent place on the Equipment.


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12.      REPAIRS; USE; ALTERATIONS.  Lessee, at its own cost and expense,  shall keep the Equipment in good repair and working order, in the same condition as when delivered to Lessee, reasonable wear and tear
         excepted,  and  in  accordance  with  the  manufacturer's   recommended
         specifications; shall use the Equipment lawfully; shall not alter the Equipment without Lessor's prior written consent, shall use the Equipment in compliance with any existing Manufacturer's service and warranty requirements and any insurance policies applicable to the Equipment and shall furnish all parts and servicing required therefor. All parts, repairs, additions, alterations and attachments placed on or incorporated into the Equipment which cannot be removed without damage to the Equipment shall immediately become part of the Equipment and shall be the property of the Lessor. Lessee will obtain and maintain all permits, licenses and registrations necessary to lawfully operate the facility where the Equipment is located. Lessee shall comply with all applicable environ- mental and industrial hygiene laws, rules and regulations (including but not limited to federal, state, and local environmental protection, occupational, health and safety or similar laws, ordinances and restrictions). Lessee shall, not later than 5 days after the occurrence, provide Lessor with copies of any report required to be filed with governmental agencies regulating environmental claims. Lessee shall immediately notify Lessor in writing of any existing, pending or threatened investigation, inquiry, claim or action by any governmental authority in connection with any law, rule or regulation relating to industrial hygiene or environmental conditions that could affect the Equipment.

13. MAINTENANCE. If the Equipment is such that Lessee is not normally capable of maintaining it, Lessee, at its expense, shall enter into and maintain in full force and effect throughout the Initial Term and any renewal term, Vendor and/or Manufacturer's standard maintenance contract, and shall comply with all its obligations thereunder. An alternate source of maintenance may be used with Lessor's prior written consent. Such consent shall be granted if, in Lessor's reasonable opinion, the Equipment will be maintained in an equivalent state of good repair, condition and working order.

14. SURRENDER. Provided that Lessee does not exercise the purchase option as set forth in Paragraph 27 hereof, upon the expiration of the Initial Term, or any renewal term, or upon demand by Lessor made pursuant to Paragraph 21 of this Lease, Lessee, at its expense, shall return all, but not less than all, of the Equipment by delivering it to such place or on board such carrier, packed for shipping, as Lessor may specify. Lessee agrees that the Equipment, when returned, shall be in the same condition as when delivered to Lessee, reasonable wear and tear excepted, and in a condition which will permit Lessor to be eligible for Manufacturer's standard maintenance contract without incurring any expense to repair or rehabilitate such Equipment. Lessee shall be liable for reasonable and necessary expenses to place the Equipment in such condition. Lessee shall remain liable for the condition of the
         Equipment until it is received and accepted at the destination designated by Lessor as set forth above. If any items of Equipment are missing or damaged when returned, such occurrence shall be treated as an event of Loss or Damage with respect to such missing or damaged items and shall be subject to the terms specified in Paragraph 15 below. Lessee shall provide Lessor with a Letter of Maintainability from the Manufacturer of the Equipment, which letter shall state that the Equipment will be eligible for the Manufacturer's standard maintenance contract when sold or leased to a third party. Lessee shall give Lessor prior written notice that it is returning the Equipment as provided above, and such notice must be received by Lessor at least 90 days prior to such return. Should Lessee fail to comply with the provisions described above covering surrender, upon expiration of the Initial Term, the term of this Lease shall be automatically extended for a term of 3 months. Thereafter, the term of this Lease will be extended for subsequent full month periods, on a month to month basis, until Lessee has given at least 90 days written notice terminating this Lease. Such termination will take effect upon completion of all Lessee's obligations under this Lease (including payment of all periodic rental payments due during such 90 day period, as provided in Paragraph 9 of this Lease). At any time after the expiration of the Initial Term, if this Lease has been automatically extended as set forth herein. Lessor reserves the right to terminate this Lease by 30 days written notice to Lessee.

15. LOSS OR DAMAGE. Lessee shall bear the entire risk of loss, theft, destruction of or damage to the Equipment or any item thereof (herein "Loss or Damage") from any cause whatsoever. No Loss or Damage shall relieve Lessee of the obligation to pay rent or of any other obligation under this Lease. In the event of Loss or Damage, Lessee, at the option of Lessor; shall: (a) place the same in good condition and repair; (b) replace the same with like equipment acceptable to Lessor in good condition and repair with clear title thereto in Lessor; or (c) pay to Lessor the total of the following amounts: (i) the total rent and other amounts due and owing at the time of such payment, plus (ii) an amount calculated by Lessor which is the present value at 5% per annum simple interest discount of all rent and other amounts payable by Lessee with respect to said item from date of such payment to date of expiration of its Initial Term, plus (iii) the "reversionary value" of the Equipment, which shall be determined by Lessor as the total cost of the Equipment less 60% of the total rent (net of sales/use taxes, if any) required to be paid pursuant to Paragraph 9. Upon Lessor's receipt of such payment, Lessee and/or Lessee's insurer shall be entitled to Lessor's interest in said item, for salvage purposes, in its then condition and location, "as-is ", without any warranty, express or implied.

16. INSURANCE. Lessee shall provide, maintain and pay for (a) all risk property insurance against the loss or theft of or damage to the Equipment, for the full replacement value thereof, naming Lessor as a loss payee, and (b) commercial general liability insurance (and if Lessee is a doctor; hospital or other health care provider, medical malpractice insurance). All such policies shall name Lessor as an additional insured and shall have combined single limits in amounts acceptable to Lessor. All such insurance policies shall be endorsed to be primary and non-contributory to any policies maintained by Lessor. In addition Lessee shall cause Lessor to be named as an additional insured on any excess or umbrella policies purchased by Lessee. A copy of each paid-up policy evidencing such insurance (appropriately authenticated by the insurer) or a certificate of the insurer providing such coverage proving that such policies have been issued, providing the coverage required hereunder shall be delivered to Lessor prior to the Rent Commencement Date. All insurance shall be placed with companies satisfactory to Lessor and shall contain the insurer's agreement to give 30 days written notice to Lessor before cancellation or any material change of any policy of insurance.

17. TAXES. Lessee shall reimburse to Lessor (or pay directly if, but only if, instructed by Lessor) all charges and taxes (local, State and federal) which may now or hereafter be imposed or levied upon the sale, purchase, ownership, leasing, possession or use of the Equipment; excluding, however; all income taxes levied on (a) any rental payments made to Lessor hereunder; (b) any payment made to Lessor in connection with Loss or Damage to the Equipment under Paragraph 15 hereof, or (c) any payment made to Lessor in connection with Lessee's exercise of its purchase option under Paragraph 27 hereof.

18. LESSOR'S PAYMENT. If Lessee fails to provide or maintain said insurance, to pay said taxes, charges and fees, or to discharge any levies, liens and encumbrances created by Lessee, Lessor shall have the right, but shall not be obligated, to obtain such insurance, pay such taxes, charges and fees, or effect such discharge. In that event, Lessee shall remit to Lessor the cost thereof with the next rent payment.

19. INDEMNITY. (a) General Indemnity. Lessee shall indemnify Lessor against and hold Lessor harmless from any and all claims, actions, damages, costs, expenses including reasonable attorneys' fees, obligations, liabilities and liens (including any of the foregoing arising or imposed under the doctrines of "strict liability" or "product liability" and including without limitation the cost of any fines, remedial action, damage to the environment and cleanup and the fees and costs of consultants and experts), arising out of the manufacture, purchase, lease, ownership, possession, operation, condition, return or use of the Equipment, or by operation of law, excluding however, any of the foregoing resulting from the gross negligence or willful misconduct of Lessor. Lessee agrees that upon written notice by Lessor of the assertion of such a claim, action, damage, obligation, liability or lien, Lessee shall assume full responsibility for the defense thereof. Lessee's choice of counsel shall be mutually acceptable to both Lessee and Lessor. This indemnity also extends to any environmental claims arising out of or relating to prior acts or omissions of any party whatsoever. The provisions of this paragraph shall survive termination of this Lease with respect to events occurring prior to such termination.

         (b) Tax Indemnity. Lessee acknowledges that Lessor shall be entitled to all tax benefits of ownership with respect to the Equipment (the "Tax Benefits"), including but not limited to,
                  (i) the accelerated cost recovery deductions determined in accordance with Section 168(b)(1) of the Internal Revenue Code of 1986 for the Equipment based on the original cost of the Equipment to Lessor (ii) deductions for interest on any indebtedness incurred by Lessor to finance the Equipment and
                  (iii)  sourcing  of income  and  losses  attributable  to this
                  Lease, to the United States. Lessee represents that the Equipment shall be depreciable for Federal tax purposes utilizing the MACRS Recovery Period as set forth in the Equipment Schedule, with such depreciation commencing as of the date of Equipment acceptance by Lessee as set forth on the Certificate of Acceptance. Lessee agrees to take no action inconsistent with the foregoing or any action which would result in the loss, disallowance or unavailability to Lessor of all or any part of the Tax Benefits. Lessee hereby indemnifies and holds harmless Lessor and its assigns from and against (i) the loss, disallowance, unavailability or recapture of all or any part of the Tax Benefits resulting from any action, statement, misrepresentation or breach of warranty or covenant by Lessee of any nature whatsoever including but not limited to the breach of any representations, warranties or covenants contained in this paragraph, plus (ii) all interest, penalties, fines or additions to tax resulting from such loss, disallowance, unavailability or recapture, plus (iii) all taxes required to be paid by Lessor upon receipt of the indemnity set forth in this paragraph. Any payments made by Lessee to reimburse Lessor for lost Tax Benefits shall be calculated (i) on the assumption that Lessor is subject to the maximum Federal Corporate Income Tax with respect to each year and that all Tax Benefits are currently utilized, and (ii) without regard to whether Lessor or any members of a consolidated group of which Lessor is also a member is then subject to any increase in tax as a result of the loss of Tax Benefits. For the purposes of this paragraph, "Lessor" includes for all tax purposes the consolidated taxpayer group of which Lessor is a part.


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         (c)      Payment.  The amounts  payable  pursuant to this  Paragraph 19 shall be payable upon demand of Lessor, accompanied by a statement describing in reasonable detail such claim, action, damage, cost, expense, fee, obligation, liability, lien or tax and setting forth the computation of the amount so payable, which computation shall be binding and conclusive upon Lessee, absent manifest error. The indemnities and assumptions of liabilities and obligations contained in this Paragraph 19 shall continue in full force and effect notwithstanding the expiration or other termination of this Lease.

20. DELINQUENT PAYMENTS. (a) Service Charge. Since it would be impractical or extremely difficult to fix Lessor's actual damages for collecting and accounting for a late payment, if any payment to Lessor required herein (including, but not limited to, rental, renewal, tax, purchase and other amounts) is not paid on or before its due date, Lessee shall pay to Lessor an amount equal to 5% of any such late payment. (b) Interest. Lessee shall also pay interest on any such late payment from the due date thereof until the date paid at the littlest of 18% per annum or the maximum rate allowed by law.

21. DEFAULT; REMEDIES. Any of the following shall constitute an "Event of Default" under this Lease: If (a) Lessee fails to pay when due any rent or other amount required herein to be paid by Lessee and such non-payment continues for more than seven days after notice thereof from Lessor, or (b) Lessee makes an assignment for the benefit of creditors, whether voluntary or involuntary, or (c) a petition is filed by or against Lessee under any bankruptcy, insolvency or similar legislation, or (d) Lessee violates or fails to perform any provision of either this Lease or any Acquisition Agreement, or violates or fails to perform any covenant or representation made by Lessee herein, and fails to correct the same within seven days after notice thereof from Lessor, or (e) Lessee makes a bulk transfer of furniture, furnishings, fixtures or other equipment or inventory, or (f) Lessee ceases doing business as a going concern or terminates its existence, or (g) Lessee consolidates with, merges with or into, or conveys or leases all or substantially all of its assets as an entirety to any person or engages in any other form of reorganization, or there is a change in the legal structure of Lessee, in each case it results, in the opinion of the Lessor, in a material adverse change in Lessee's ability to perform its obligations under this Lease, or (h) any representation or warranty made by Lessee in this Lease or in any other document or agreement furnished by Lessee to Lessor shall prove to have been false or misleading in any material respect when made or when deemed to have been made, or (i) Lessee shall be in default under any material obligation for the payment of borrowed money or the deferred purchase price of, or for the payment of any rent due with respect to, any real or personal property and such default continues for more than seven days after notice thereof from Lessor, or (j) Lessee shall be in default under any other agreement now existing or hereafter made with Lessor or any of Lessor's affiliates and such default continues for more than seven days after notice thereof from Lessor, or (k) any event or condition described in the foregoing clauses (b), (c), (e), (f),
         (g), (h) (in clauses (g) and (h) substituting the phrase "guaranty or other credit support document" for the word "Lease"), (i) or (j) shall have occurred with respect to any guarantor of, or other party liable in whole or in part for, Lessee's obligations hereunder, or such guarantor or other party shall have defaulted in the observance or performance of any covenant, condition or agreement to be observed or performed by it under the guaranty or other credit support document pursuant to which it is liable for Lessee's obligations hereunder, or such guaranty or other credit support document shall have been revoked or terminated or shall have otherwise ceased, for any reason, to be in full force and effect. An Event of Default with respect to any Equipment Schedule shall constitute an Event of Default for all Equipment Schedules. Lessee shall promptly notify Lessor of the occurrence of any Event of Default upon Lessee's receipt of notice or knowledge thereof (other than pursuant to Lessor's notice).

                  If an Event of Default occurs, Lessor shall have the right to exercise any one or more of the following remedies in order to protect the interests and reasonably expected profits and bargains of Lessor:
         (a) Lessor may terminate this Lease with respect to all or any part of the Equipment, (b) Lessor may recover from Lessee all rent and other amounts then due and as they shall thereafter become due hereunder, (c) Lessor may take possession of any or all items of Equipment, wherever the same may be located, without demand or notice, without any court order or other process of law and without liability to Lessee for any damages occasioned by such taking of possession, and any such taking of possession shall not constitute a termination of this Lease, (d) Lessor may recover from Lessee, with respect to any and all items of Equipment, and with or without repossessing the Equipment the sum of
         (1) the total amount due and owing to Lessor at the item of such default, plus (2) an amount calculated by Lessor which is the present value at 5% per annum simple interest discount of all rent and other amounts payable by Lessee with respect to said item(s) form date of such payment to date of expiration of its Initial Term, plus (3) the "reversionary value" of the Equipment, which shall be determined by Lessor as the total cost of the Equipment less 60% of the total rent (net of sales/use taxes, if any) required to be paid pursuant to Paragraph 9, and which the parties agree is a reasonable estimate of such value; and upon the payment of all amounts described in clauses
         (1), (2) and (3) above, Lessee will become entitled to the Equipment AS IS, WHERE IS, without warranty whatsoever; provided, however, that if the Lessor shall sell, lease or otherwise dispose of the Equipment in a commercially reasonable manner, with or without notice and on public or private bid, and apply the net proceeds thereof (after deducting all expenses, including attorneys' fees incurred in connection therewith), to the sum of (1), (2) and (3) above, and e) Lessor may pursue any other remedy available at law or in equity, including but not limited to seeking damages or specific performance and/or obtaining an injunction.

                  No right or remedy herein conferred upon or reserved to Lessor is exclusive of any right or remedy herein or by law or equity provided or permitted; but each shall be cumulative of every other right or remedy given hereunder or now or hereafter existing at law or in equity or by statue or otherwise, and may be enforced concurrently therewith or from time to time, but Lessor shall not be entitled to recover a greater amount in damages than Lessor could have gained by receipt of the of Lessee's full, timely and complete performance of its obligations pursuant to the terms of this Lease plus accrued delinquent payments under Paragraph 21.

22. LESSOR'S EXPENSE. Lessee shall pay Lessor all costs and expenses, including attorney's fees and the fees of collection agencies, incurred by Lessor in enforcing any of the terms, conditions, or provisions hereof or in protecting Lessor's rights herein. Lessee's obligation hereunder includes all such costs and expenses experienced by Lessor
         (a) prior to filing of an action, (b) in connection with an action which is dismissed, and (c) in the enforcement of any judgment. Lessee's obligation to pay Lessor's attorney's fees incurred in enforcing any judgment is a separate obligation of Lessee, severable from Lessee's other obligations hereunder, which obligation will survive such judgment and will not be deemed to have been merged into such judgment.

23. OWNERSHIP; PERSONAL PROPERTY. The Equipment shall at all times remain the property of Lessor and Lessee shall have no right, title or interest therein or thereto except as expressly set forth in this Lease and the Equipment shall at all times be and remain personal property notwithstanding that the Equipment or any part thereof may now be, or hereafter become, in any manner, affixed or attached to real property or any improvements thereon.

24. NOTICES. Any notice, request, demand or other communication permitted or required to be given to a party under this Lease shall be in writing and shall be sent to the addressee at the address set forth above or on the Equipment Schedule (or at such other address as shall be designated by notice to the other party and persons receiving copies), effective upon actual receipt (or refusal to accept delivery) by the addressee on any business day or the first business day following receipt after the close of normal business hours or on any non-business day, by (a) FedEx (or other equivalent national or international overnight courier) or United States Express Mail, (b) certified, registered, priority or express United States mail, return receipt requested, (c) telecopy or
         (d) messenger, by hand or any other means of actual delivery

25. ACQUISITION AGREEMENTS. If the Equipment is subject to any Acquisition Agreement, Lessee as part of this Lease, transfers and assigns to Lessor all of its rights, but none of its obligations (except for Lessee's obligation to pay for the Equipment conditioned upon Lessee's acceptance in accordance with Paragraph 6), in and to the Acquisition Agreement, including but not limited to the right to take title to the Equipment. Lessee shall indemnify and hold Lessor harmless in accordance with Paragraph 19 from any liability resulting from any Acquisition Agreement as well as liabilities resulting from any Acquisition Agreement Lessor is required to enter into on behalf of Lessee or with Lessee for purposes of this Lease.

26. UPGRADES. Any existing lease between Lessor and Lessee subject to an "upgrade" program shall continue in full force and effect and shall be kept free of default by Lessee (even if the Equipment covered by the existing lease is sold. traded-in, etc.) until any such existing lease is cancelled by Lessor when, if applicable, the new Equipment is accepted by Lessee for all purposes of this Lease.

27. PURCHASE OPTION. If no default shall have occurred and be continuing, Lessee shall be entitled, at its option upon written notice to Lessor, which notice must be received by Lessor at least 90 days prior to the end of either the Initial Term or any renewal term of any Equipment Schedule, to purchase all, but not less than all, of the Equipment covered by such Equipment Schedule from Lessor at the end of the Initial Term or any renewal term for such Equipment Schedule at a purchase price equal to the then fair market value of the Equipment in use and operational, in the condition required by this Lease, as mutually agreed by Lessor and Lessee. On a date which is no later than the expiration date of the Initial Term or any renewal term, as applicable, Lessee shall pay to Lessor the purchase price for the Equipment covered by such Equipment Schedule (plus any taxes levied thereon) and Lessor shall sell the Equipment "as-is where-is" without any warranties express or implied.

28. RELATED EQUIPMENT SCHEDULES. In the event that any Equipment Schedule hereunder shall include Equipment that may become attached to, affixed to, or used in connection with Equipment covered under another Equipment Schedule hereunder ("Related Equipment Schedule"), Lessee acknowledges the following: (a) if Lessee elects to exercise a purchase option or renewal option under any Equipment Schedule, if provided; or
         (b) if Lessee elects to return the Equipment under any Equipment Schedule as described in Paragraph 14, then Lessor, at its discretion, may require the similar disposition of all Related Equipment Schedules as provided for by this Lease.

29. EQUIPMENT SCHEDULES. An executed Equipment Schedule that incorporates by reference the terms of this Master Lease Agreement, marked
         "Original," shall be the original of this Lease for the Equipment described therein for all purposes. All other executed counterparts of this Lease shall be marked "Duplicate." Unless specified otherwise therein, in the event any written rider or other agreement is attached to and made a part of an Equipment Schedule, the terms and conditions of said written agreement shall apply only to said Equipment Schedule and shall not apply to any other Equipment Schedule made a part of this Lease. In the event Lessee issues a purchase order to Lessor covering Equipment to be leased hereunder, it is agreed that such purchase order is issued for purposes of authorization and Lessee's internal use only, and. none of its terms and conditions shall modify the terms and conditions of this Lease and/or related documentation, or affect Lessor's responsibility to Lessee as defined in this Lease. To the extent this Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code of the applicable jurisdiction, no security interest in this Lease may be created through the transfer of possession of any counterpart other than the Original of this Lease.

30. GENERAL REPRESENTATIONS OF THE PARTIES. Each party represents and warrants to the other party that, as of the date hereof, as of the date of the execution of each Equipment Schedule and as of the date of each extension, modification or amendment of this Lease and each Equipment Schedule, and covenants and agrees with the other party that for so long as any Equipment is leased pursuant hereto: (a) such party is and will continue to be a corporation or other entity duly organized, validly existing and in good standing under the laws of its state of organization and maintains its chief executive office at the address(es) set forth for it either on the signature page to this Lease (and any Equipment Schedule entered into pursuant hereto) or in the introduction thereto, or as otherwise set forth in a written notice to the other party; (b) such party has and will maintain the legal capacity, power, authority and unrestricted right to execute and deliver this Lease (and any Equipment Schedule entered into pursuant hereto) and to perform all of its obligations hereunder; (c) the execution and delivery by such party of this Lease (and any Equipment Schedule entered into pursuant hereto) and the performance by such party of all of its obligations hereunder will not violate or be in conflict with any term or provision of (i) any applicable law, (ii) any judgment, order, writ, injunction, decree or consent of any court or other judicial authority applicable to such party or any material part of such party's assets and properties, (iii) any of the organizational or governing documents of such party, or (iv) any material agreement, document or obligation to which it is a party, and such party will not adopt any such conflicting organizational or governing document or enter into any such conflicting agreement, document or obligation; (d) no consent, approval or authorization of, or registration, declaration or filing with, any governmental authority or other person (including any equity holder of any party) is required as a condition precedent, concurrent or subsequent to or in connection with the due and valid execution, delivery and performance by such party of this Lease (and any Equipment Schedule entered into pursuant hereto) or the legality, validity, binding effect or enforceability of any of the terms and provisions of this Lease (and any Equipment Schedule entered into pursuant hereto); (d) this Lease (and any Equipment Schedule entered into pursuant hereto) is a legal, valid and binding obligation of such party, enforceable against such party in accordance with their respective terms and provisions; and (e) each party has independently and fully reviewed and evaluated this Lease (and any Equipment Schedule entered into pursuant hereto) and all related documents, the contemplated obligations and transactions and the potential effects of such obligations and transactions on the assets, business, cash flow, expenses, income, liabilities, operations, properties, prospects, reputation, taxation or condition (financial or otherwise) of such party and its affiliates, which review and evaluation was made together with the officers, directors and other representatives of such party, its legal counsel and (to the extent deemed prudent by such party) other legal counsel and financial and other advisors to such party, and such party hereby absolutely, unconditionally, irrevocably, expressly and forever assumes any and all attendant risks and waives any and all rights, claims, defenses or objections with respect thereto

31. LESSEE'S REPRESENTATIONS. Lessee represents and warrants to Lessor that, as of the date hereof, as of the date of the execution of each Equipment Schedule and as of the date of each extension, modification or amendment of this Lease and each Equipment Schedule, and covenants and agrees with the Lessor that for so long as any Equipment is leased pursuant hereto: (a) the Equipment is being leased hereunder for business purposes and is not being and will not be used for any illicit or illegal business or scheme; (b) the financial information (if any) respecting Lessee furnished to Lessor is complete, accurate and fairly presents the financial condition of the Customer; (d) the credit, financial and other information furnished or to be furnished by or on behalf of Lessee to Lessor is true and correct and does not and will not contain a misstatement of a material fact or omit to state a material fact required to be stated therein in order to make it, in the light of the circumstances under which made, not misleading; and (f) there does not exist any pending or threatened action or proceeding before any court or administrative agency which might materially adversely affect Lessee's financial condition or operations

32. FINANCIAL STATEMENTS. Lessee agrees to furnish to Lessor (i) as soon as available, and in any event within 120 days after the last day of each fiscal year of Lessee, a copy of the financial statements of Lessee as of the end of such fiscal year, certified by an independent certified public accounting firm: (ii) as soon as available, and in any event within 60 days after the last day of each quarter of Lessee's fiscal year, a copy of quarterly financial statements certified by the principal financial officer of Lessee; and (iii) such additional information concerning Lessee as Lessor may reasonably request.

33. GOOD FAITH DEPOSIT REQUIREMENT. Lessee agrees, with respect to each transaction, to pay the Good Faith Deposit specified in Lessor's proposal for such transaction or in the Equipment Schedule related thereto. This Good Faith Deposit is given in consideration for Lessor's costs and expenses in investigating and appraising and/or establishing credit for Lessee. This Good Faith Deposit shall not be refunded unless Lessor declines to accept Lessee's offer to enter into this Lease. Upon Lessor's acceptance of Lessee's offer to enter into this Lease, unless otherwise specified in the proposal or Equipment Schedule, the amount shall be applied to the first period's rent payment. Lessee acknowledges that Lessor's act of depositing any Good Faith Deposit into Lessor's bank account shall not in itself constitute Lessor's acceptance of Lessee's offer to enter into this Lease.

34. INTERPRETATION, SEVERABILITY, ETC. The parties acknowledge and agree that the terms and provisions of this Lease and the Equipment Schedules have been negotiated, shall be construed fairly as to all parties hereto, and shall not be construed in favor of or against any party. The term "including" shall mean "including (without limitation)", whether or not so stated. The terms "including", "including, but not limited to", "including (without limitation)" and similar phrases (i) mean that the items specifically listed after such term are examples of the provision preceding such term and are not intended to be all inclusive, (ii) shall not in any way limit (or be deemed or construed to limit) the generality of the provision preceding such term, and
         (iii) shall not in any way preclude (or be deemed or construed to preclude) any other applicable item encompassed by the general provision preceding such term. In the event that any term or provision of this Lease or any Equipment Schedule shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (a) by or before that authority of the remaining terms and provisions of this Lease and the Equipment Schedules, which shall be enforced as if the unenforceable term or provision were deleted or reduced pursuant to the next sentence, as applicable, or (b) by or before any other authority of any of the terms and provisions of this Lease and the Equipment Schedules. If any term or provision of this Lease or any Equipment Schedule is held to be unenforceable because of the scope or duration of any such provision, the parties agree that any court making such determination shall have the power, and is hereby requested, to reduce the scope or duration of such term or provision to the maximum permissible under applicable law so that said term or provision shall be enforceable in such reduced form.

35. MISCELLANEOUS. Lessor reserves the right to charge Lessee fees for its provision of additional administrative services related to this Lease requested by Lessee. Lessee shall provide Lessor with such corporate resolutions, opinions of counsel, financial statements, and other documents (including documents for filing or recording) as Lessor may request from time to time. LESSEE HEREBY APPOINTS LESSOR OR ITS ASSIGNEE ITS TRUE AND LAWFUL ATTORNEY IN FACT TO EXECUTE ON BEHALF OF LESSEE ALL UNIFORM COMMERCIAL CODE FINANCING STATEMENTS OR OTHER DOCUMENTS WHICH, IN LESSOR'S DETERMINATION, ARE NECESSARY TO SECURE LESSOR'S INTEREST IN SAID EQUIPMENT. The filing of UCC Financing Statements is precautionary and shall not be evidence that this Lease is intended as security. If for any reason this agreement is determined not to be a lease, Lessee hereby grants Lessor a security interest in this Lease, the Equipment or collateral pertaining thereto and the proceeds thereof, including release, sale or disposition of the Equipment or other collateral. If more than one Lessee is named in this Lease, the liability of each shall be joint and several. Time is of the essence with respect to this Lease.

36. FORCE MAJEURE. Notwithstanding any other term or provision of this Lease (and any Equipment Schedule entered into pursuant hereto), no party shall be responsible for or be in breach of or default under this Lease (and any Equipment Schedule entered into pursuant hereto) for any performance delay or failure that is the result of any and all acts of God and other acts, events, circumstances, impediments or occurrences beyond the control of the delayed person (each a "Force Majeure"), including (without limitation) any (i) accident or mishap not caused by the delayed person, (ii) assault, attack, battle, blockade, bombing, embargo, police action, siege or other act of defense, offense, terrorism or war (whether or not declared), in each case whether civilian, militia, military or otherwise and whether domestic or foreign, (iii) governmental regulation or decree or other act or failure to act of any governmental authority or other regulatory body, in each case whether civil, military or otherwise and whether domestic or foreign, (iv) earthquake, explosion, fire, flood, hurricane or other natural or man-made calamity or disaster, (v) epidemic, environmental contamination or other natural or man-made pestilence or toxic exposure (whether biological, chemical, radiological or otherwise), or any quarantine or other restriction arising therefrom, (vi) failure of, interruption in or impairment of any delivery, internet, mail, monetary, power, telecommunication, transmission, transportation or utility system or any other service, product or equipment provided or maintained by a third party, (vii) lockout, strike or similar labor interruptions,
         (viii) insurrection, riot or other civil disturbance, (ix) hacking or other unauthorized access, spamming, virus, trojan or other unauthorized program, or other computer or technological tampering or attack, or (x) sabotage or other criminal or intentionally disruptive third party act, in each case together with any and all consequential disruptions, delays, effects or other acts, events, circumstances, impediments or occurrences and irrespective of how localized or widespread. Upon prompt notice to the other party, the party affected by any Force Majeure shall be excused from performance hereunder to the extent and for so long as its performance hereunder is prevented or restricted by a Force Majeure (and the other party shall likewise be excused from performance of its obligations hereunder relating to such delayed or failed performance to the same extent and for the same duration); provided that the party so affected shall use reasonable efforts (without increased cost) to avoid, mitigate or remove such Force Majeure and to minimize the consequences thereof, and both parties shall resume performance hereunder with the utmost dispatch whenever such non-performance causes are removed.

37. NO WAIVER BY ACTION, ETC. Any failure of the Lessor to require strict performance by the Lessee or any waiver by Lessor of any provision herein shall not be construed as a consent or waiver of any other breach of the same or of any other provision. Any waiver or consent from either party respecting any provision of this Lease or any related document shall be effective only in the specific instance for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of any party at any time to require performance of, or to exercise or enforce its rights or remedies with respect to, any provision of this Lease shall not affect such party's right at a later time to exercise or enforce any such provision. No notice to or demand on any party shall entitle such party to any other notice or demand in similar or other circumstances. Any acceptance by or on behalf of a party of (A) any partial or late payment, reimbursement or performance shall not constitute a satisfaction or waiver of the obligation then due or the resulting default, or (B) any payment, reimbursement or performance of any obligation during the continuance of any default shall not constitute a waiver or cure thereof, and the party or its designee may accept or reject any such payment, reimbursement or performance without affecting any obligation or any of the party's rights, powers, privileges, remedies and other interests under this Lease, any related document or applicable law. All rights, powers, privileges, remedies and other interests of each party hereunder are cumulative and not alternatives, and they are in addition to (and shall not limit) any other right, power, privilege, remedy or other interest of such party under this Lease, any related document or applicable law.

38. SUCCESSORS AND ASSIGNS; ASSIGNMENT; INTENDED BENEFICIARIES. This Lease and each related document shall be binding upon and inure to the benefit of the successors, permitted assigns and legal representatives of each party (including, without limitation, any assignee of substantially all of the business or assets of any party or any successor by merger). Neither party may assign any of its rights or obligations under this Lease or any related document to any other person without the consent of the other party; provided, however, that either party may assign its rights and obligations hereunder in whole or in part to any of its affiliates (without, however, relieving the assignor of any of its obligations hereunder) by giving the other party a copy of such assignment. Without limiting the generality of the foregoing, Lessee acknowledges and agrees that Lessor may pledge this Lease and all accounts, payment intangibles, general intangibles and other rights and interest arising hereunder to one or more lender(s), such lender(s) shall be entitled upon default to enforce any and all of the rights, powers, privileges, remedies and interests of Lessor as so assigned in accordance with this Lease, the applicable loan documents and applicable law, and such lender(s) shall not be responsible or liable for any of the acts, omissions, duties, liabilities or obligations of Lessor or any of its affiliates under this Lease or otherwise. Except as otherwise provided in this Lease, the representations, agreements and other provisions of this Lease are for the exclusive benefit of the parties hereto, and no other person (including, without limitation, any creditor of a party) shall have any right or claim against any party by reason of any of those provisions or be entitled to enforce any of those provisions against any party.

39. COUNTERPARTS, GOVERNING LAW, AMENDMENTS, ETC. This Lease shall be effective on the date as of which this Lease shall be executed and delivered by the parties hereto. This Lease or any related document may be executed in two or more counterpart copies of the entire document or of signature pages to the document, each of which may be executed by one or more of the parties hereto and may be sent by fax or other electronic means,, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto. This Lease and all related documents shall be governed by and construed in accordance with the applicable laws pertaining, in the State of New York (other than those conflict of law rules that would defer to the substantive laws of another jurisdiction). The headings contained in this Lease or any related document are for reference purposes only and shall not affect the meaning or interpretation of this Lease or any related document. Each and every supplement or modification to or amendment or restatement of this Lease or any related document shall be in writing and signed by all of the parties hereto, and each and every waiver of, or consent to any departure from, any term or provision of this Lease or any related document shall be in writing and signed by each affected party hereto.

40. WAIVER OF JURY TRIAL; ALL WAIVERS INTENTIONAL, ETC. In any action, suit or proceeding in any jurisdiction brought against Lessor by Lessee, or vice versa, each party hereby absolutely, unconditionally, irrevocably and expressly waives forever trial by jury. This waiver of jury trial by each party, and each other waiver, release, relinquishment or similar surrender of rights (however expressed) made by a party in this Lease, has been absolutely, unconditionally, irrevocably, knowingly and intentionally made by such party.

41. ENTIRE AGREEMENT. No party or any of its representatives has made, accepted or acknowledged any representation, warranty, promise, assurance, agreement, obligation or understanding (oral or otherwise) to, with or for the benefit of the other party or any of its representatives other than as expressly set forth in this Lease. This Lease and any Approval Letter issued by Lessor and any Equipment Schedule hereunder contains the entire agreement of the parties, and supersedes and completely replaces all prior and other communications, discussions and other representations, warranties, promises, assurances, agreements and understandings (oral, implied or otherwise) between the parties, with respect to the matters contained in this Lease.

IN WITNESS WHEREOF, the parties have executed this Master Lease Agreement effective as of the first date it is executed by Lessee below.


SPAR Marketing Services, Inc. (Lessor)       SPAR Canada Company (Lessee)                  Date
                                                                                           As of
                                                                                          1/4/05
/s/ Robert G. Brown                          /s/ Charles Cimitile
--------------------------------------       --------------------------------------------------
Name:    Robert G. Brown                     Name:    Charles Cimitile
Title:   Chairman & Chief Executive          Title:   Chief Financial Officer
         Officer


Home Office:  580 White Plains Road
              Tarrytown, NY 10591

                 [Letterhead of SPAR MARKETING SERVICES, INC.]

  MERCHANDISING * MARKETING INTELLIGENCE * DATABASE MARKETING * TELESERVICES *
                                   E-COMMERCE

                  SERVICES DEFINED BY THE RETURN THEY GENERATE

                             ----------------------

THIS IS COUNTERPART NO. OF 3 SERIALLY NUMBERED COUNTERPARTS. TO THE EXTENT THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

                       EQUIPMENT LEASING SCHEDULE NO. 001
                          Dated: as of January 4, 2005
                                (this "Schedule")
                           Incorporating by Reference
             Master Lease Agreement dated as of January 4, 2005
                                     between
                   SPAR Marketing Services, Inc., as "Lessor",
                                       and
                        SPAR Canada Company, as "Lessee"
          (as the same may be supplemented or amended from time to time in the manner provided therein the "Master Agreement")

LESSEE AGREES TO LEASE THE HEREIN DESCRIBED EQUIPMENT FROM LESSOR, AND LESSOR BY ACCEPTANCE OF THIS SCHEDULE, AGREES TO LEASE THE EQUIPMENT TO LESSEE ON THE TERMS AND CONDITIONS SET FORTH IN THIS SCHEDULE, WHICH HEREBY INCORPORATES HEREIN BY REFERENCE ALL OF THE TERMS AND PROVISIONS OF THE MASTER AGREEMENT WITH THE SAME FORCE AND EFFECT AS THOUGH FULLY SET FORTH HEREIN.

..

Rental Commencement  Date:  1/4/05
-----------------------------------


        Purchased From:                                        Cost
        ---------------                                        ----
        SSE Products, Inc.
        d/b/a SSE Technologies

        Handheld Computer Series

        9500 with supporting modems and cables
        previously purchased                                $105,000.00


Term:                               36 Months
Lease Rate Factor:                  3.168%
Monthly Rental Payment:             $3,326.00


               USING TOMORROW'S TOOLS TO SOLVE TODAY'S CHALLENGES
--------------------------------------------------------------------------------
                 SPAR MARKETING SERVICES, INC. CORPORATE OFFICE
                  * 580 WHITE PLAINS ROAD *TARRYTOWN, NY 10591
                    Phone 914-332-4100 * Fax 914-332-0741 *
            Email: servingyou@sparinc.com * Website: www.sparinc.com

                 [Letterhead of SPAR MARKETING SERVICES, INC.]

  MERCHANDISING * MARKETING INTELLIGENCE * DATABASE MARKETING * TELESERVICES *
                                   E-COMMERCE

                  SERVICES DEFINED BY THE RETURN THEY GENERATE



THIS SCHEDULE, TOGETHER WITH THE MASTER AGREEMENT AND THE OTHER DOCUMENTS REFERRED TO HEREIN AND THEREIN AND/OR EXECUTED IN CONNECTION HEREWITH OR THEREWITH, CONSTITUTE THE ENTIRE AGREEMENT BETWEEN LESSOR AND LESSEE AS TO THE LEASING OF THE EQUIPMENT. LESSEE ACKNOWLEDGES THAT ON OR BEFORE LESSEE'S EXECUTION AND DELIVERY OF THIS SCHEDULE IT RECEIVED A COPY OF THE PURCHASE ORDER AND OTHER PURCHASE CONTRACTS EVIDENCING THE ACQUISITION OF THE EQUIPMENT BY LESSOR .

                                    BY   EXECUTION   OF   THIS   SCHEDULE,   THE
                                    UNDERSIGNED  CERTIFIES  THAT HE/SHE HAS READ
                                    THIS SCHEDULE, HAS EXECUTED AND ENTERED INTO
                                    THIS  SCHEDULE  ON BEHALF  OF LESSEE  AND IS
                                    DULY AUTHORIZED TO DO SO

LESSOR                                            LESSEE


/s/ Robert G. Brown                               /s/ Charles Cimitile
------------------------------                    ------------------------------
Robert G. Brown                                   Charles Cimitile
Chairman and Chief Executive Officer              Chief Financial Officer
SPAR Marketing Services, Inc.                     SPAR Marketing Force, Inc.



               USING TOMORROW'S TOOLS TO SOLVE TODAY'S CHALLENGES
--------------------------------------------------------------------------------
                 SPAR MARKETING SERVICES, INC. CORPORATE OFFICE
                  * 580 WHITE PLAINS ROAD *TARRYTOWN, NY 10591
                    Phone 914-332-4100 * Fax 914-332-0741 *
            Email: servingyou@sparinc.com * Website: www.sparinc.com